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                      SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549-1004

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                                   FORM 8-K

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                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): July 15, 2003

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                                WorldCom, Inc.

              (Exact Name of Registrant as Specified in Charter)

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        Georgia                     0-11258                     58-1521612
    (State or Other            (Commission File              (IRS Employer
    Jurisdiction of                 Number)                 Identification No.)
    Incorporation)


22001 Loudoun County Parkway, Ashburn, Virginia                  20147
(Address of Principal Executive Offices)                       (Zip Code)


       Registrant's telephone number, including area code (703) 886-5600

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements.

          Not  applicable.

     (b)  Pro Forma Financial Information.

          Not  applicable.

     (c)  Exhibits.

          Exhibit No.                             Description of Exhibit
          -----------                             ----------------------
          99.1                               Press Release dated July 15, 2003

Item 9.

Regulation FD Disclosure.

     On July 15, 2003, WorldCom, Inc., d/b/a MCI ("WorldCom" or the "Company") and certain of its direct and indirect U.S. subsidiaries filed their monthly operating report for the month of May 2003 (the "Operating Report") with the U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). Copies of the Operating Report may be obtained from the Bankruptcy Court's website located at http://www.nysb.uscourts.gov and from the Company's Restructuring Information Desk at http://www.mci.com.

     A copy of the press release announcing the filing of the Operating Report is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Limitation on Incorporation by Reference

     In accordance with General Instruction B.2 of Form 8-K, the information in this Item 9 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 9 will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Cautionary Statement Regarding Financial and Operating Data

     The Operating Report contains financial statements and other financial information that have not been audited or reviewed by independent accountants and may be subject to future reconciliation and adjustments. The Operating Report is in a format prescribed by applicable bankruptcy laws and should not be used for investment purposes. The Operating Report contains information for periods different from those required in the Company's reports pursuant to the Exchange Act, and that information might not be indicative of the Company's

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financial condition or operating results for the period that would be reflected in the Company's financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Operating Report should not be viewed as indicative of future results.

     As described in the Operating Report, the Company previously announced restatements of earnings affecting 1999, 2000, 2001 and first quarter 2002. In June 2002, Arthur Andersen LLP ("Andersen"), the Company's previous external auditors, advised the Company that Andersen's audit report on the Company's financial statements for 2001 and Andersen's review of the Company's financial statements for first quarter 2002 could not be relied upon. The Company's new external auditors, KPMG LLP ("KPMG"), are undertaking a comprehensive audit of the Company's financial statements for 2000, 2001 and 2002.

     On August 8, 2002, WorldCom announced that its ongoing internal review of its financial statements discovered an additional $3.8 billion in improperly reported pre-tax earnings for 1999, 2000, 2001, and the first quarter of 2002. On November 5, 2002, the Company announced that it expected a further restatement of earnings in addition to amounts previously announced and that the overall amount of the restatements could total in excess of $9 billion.

     On March 13, 2003, WorldCom announced it had completed a preliminary review of its goodwill and other intangible assets and property and equipment ("PP&E") accounts. As announced at that time, this review has resulted in the write-off of all existing goodwill and a substantial write-down of the carrying value of PP&E and other intangible assets following an impairment analysis and other adjustments in accordance with GAAP. Specifics include:

         The value of goodwill reflected on the Company's last reported balance sheet, $45 billion, is impaired and has been written off completely; and the value of PP&E and other intangible assets reflected on the Company's last reported balance sheet, $39.2 billion and $5.6 billion, respectively, is impaired and has been adjusted to a value of approximately $10 billion as of December 31, 2002.

     A Special Committee of WorldCom's Board of Directors conducted an independent investigation of these matters with the law firm of Wilmer, Cutler & Pickering as special counsel and PricewaterhouseCoopers LLP as their financial advisors. The Special Committee's report was released publicly on June 9, 2003. WorldCom's accounting practices also are under investigation by the U.S. Attorney's Office for the Southern District of New York and by the Examiner appointed by the Bankruptcy Court, Richard Thornburgh, former Attorney General of the United States. On June 9, 2003, the Examiner released the second Interim Report regarding, among other things, corporate governance matters and past accounting practices. On November 4, 2002, the Examiner released the first Interim Report regarding the Examiner's preliminary observations. On November 26, 2002, WorldCom consented to the entry of a permanent injunction that partially resolved the claims brought in a civil lawsuit by the SEC regarding the Company's past public financial reports. The injunction imposes certain ongoing obligations on the Company and permits the SEC to seek a civil penalty.

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     On May 19, 2003, WorldCom announced a proposed settlement with the SEC regarding a civil penalty. Pursuant to the initial proposed settlement, WorldCom would satisfy the SEC's civil penalty claim by payment of $500 million upon the effective date of WorldCom's emergence from Chapter 11 protection. On July 2 and 3, 2003, WorldCom filed documents in the U.S. District Court for the Southern District of New York modifying the proposed settlement. Pursuant to the revised proposed settlement, WorldCom will satisfy the SEC's civil penalty claim by payment of $500 million upon the effective date of WorldCom's emergence from Chapter 11 protection and by transfer of common stock in the reorganized company having a value of $250 million. On July 7, 2003, the U.S. District Court issued an order approving the proposed settlement. The proposed settlement must also be approved by the U.S. Bankruptcy Court for the Southern District of New York.

     WorldCom has terminated or accepted the resignations of various financial and accounting personnel, including its then chief financial officer and corporate controller, and is continuing the process of investigating and restating its financial results for the years 2000-2002. Earlier years also are impacted. Investors and creditors should be aware that additional amounts of improperly reported pre-tax earnings may be discovered and announced. Until the Company has completed its final review and KPMG is able to complete an audit of 2000, 2001, and 2002, the total impact on previously reported financial statements cannot be known. The Company intends to announce changes to previously reported financial statements once its review is complete.

     In light of the foregoing events, all previous guidance regarding future financial performance issued by the Company is no longer in effect and should be ignored.

Cautionary Statement Regarding Forward-Looking Statements

     This Report and the Operating Report may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to the Company's bankruptcy proceedings and matters arising out of pending class action and other lawsuits and ongoing internal and government investigations relating to the previously announced restatements of its financial results. Other factors that may cause actual results to differ materially from management's expectations include economic uncertainty; the effects of vigorous competition, including price competition; the impact of technological change on our business, alternative technologies and dependence on availability of transmission facilities; risks of international business; regulatory risks in the United States and internationally; contingent liabilities; uncertainties regarding the collectibility of receivables; risks associated with debt service requirements and our financial leverage; uncertainties associated with the success of acquisitions; and the ongoing war on terrorism. More detailed information about those factors is contained in the Company's filings with the SEC.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                WORLDCOM, INC.
                                (Registrant)


                                By:   /s/ Paul M. Eskildsen
                                   ---------------------------------------
                                   Name:  Paul M. Eskildsen
                                   Title: Acting General Counsel and Secretary

Dated:  July 16, 2003


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                                 EXHIBIT INDEX

   Exhibit No.                                  Description
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      99.1                           Press Release dated July 15, 2003


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                                                                   EXHIBIT 99.1


                 MCI ISSUES MAY 2003 MONTHLY OPERATING RESULTS

ASHBURN, Va., July 15, 2003 - MCI (WCOEQ, MCWEQ) today filed its May 2003 monthly operating report with the U.S. Bankruptcy Court for the Southern District of New York. During the month of May, MCI recorded $2.034 billion in revenue versus $2.05 billion in April 2003. Operating income in May was $116 million versus $114 million in April.

May reorganization items were $44 million versus $117 million in April. The reorganization expenses consisted primarily of contract termination expenses, professional fees, losses on property and equipment dispositions and severance costs.

During the restructuring process, certain business activities will drive one-time costs that will be recognized in the month in which they were incurred. These expenses are expected to fluctuate from month to month as the Company implements its cost reduction plans.

In May, MCI recorded capital expenditures of $90 million, including $73 million for PP&E and $17 million for related software. MCI ended May with $4.2 billion in cash on hand, an increase of approximately $500 million from the beginning of the month.

"May was another month of steady progress for MCI," said Bob Blakely, MCI chief financial officer. "We achieved a major milestone when we gained U.S. District Court approval for our SEC settlement. Also, we are particularly encouraged by our growing cash position."

The financial results discussed in the May 2003 Monthly Operating Report exclude the results of Embratel. Until MCI completes a thorough balance sheet evaluation, the Company will not issue a balance sheet or cash flow statement as part of its Monthly Operating Report.

The Monthly Operating Reports are available on MCI's Restructuring Information Desk at: http://global.mci.com/news/infodesk/.


                                    (more)


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Based on current information and a preliminary analysis of its ability to satisfy outstanding liabilities, MCI believes that when it emerges from bankruptcy proceedings, its existing WorldCom and Intermedia preferred stock and WorldCom group and MCI group tracking stock issues will have no value.

About WorldCom, Inc.
WorldCom, Inc. (WCOEQ, MCWEQ), which currently conducts business under the MCI brand name, is a leading global communications provider, delivering innovative, cost-effective, advanced communications connectivity to businesses, governments and consumers. With the industry's most expansive global IP backbone and wholly-owned data networks, WorldCom develops the converged communications products and services that are the foundation for commerce and communications in today's market. For more information, go to http://www.mci.com.

Forward-Looking Statements
This press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to the company's bankruptcy proceedings and matters arising out of pending class-action and other lawsuits and ongoing internal and government investigations relating to the previously announced restatement of its financial results. Other factors that may cause actual results to differ materially from management's expectations include economic uncertainty; the effects of vigorous competition, including price compression; the impact of technological change on our business, alternative technologies, and dependence on availability of transmission facilities; risks of international business; regulatory risks in the United States and internationally; contingent liabilities; uncertainties regarding the collectibility of receivables; risks associated with debt service requirements and our financial leverage; uncertainties associated with the success of acquisitions; and the ongoing war on terrorism. More detailed information about those factors is contained in the company's filings with the Securities and Exchange Commission. We will continue to file documents with the Securities and Exchange Commission under the WorldCom, Inc. name until the effective date of the Plan of Reorganization. The effective date will not occur until after the Bankruptcy Court confirms the Plan of Reorganization.

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